Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2021 Third Quarter Results
BRENTWOOD, TN, (November 9, 2021) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Net loss from continuing operations was $2.9 million, or $0.43 per share, in the third quarter of 2021, compared to net income from continuing operations of $3.2 million, or $0.48 per share, in the third quarter of 2020.
•Occupancy for available nursing beds improves to 70.7% for current quarter from 70.2% for the third quarter of 2020.
•EBITDA for the quarter was $0.3 million, which was a $6.4 million decrease over the third quarter of 2020.
•EBITDAR for the quarter was $13.6 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
Merger Agreement
On August 26, 2021, Diversicare Healthcare Services, Inc. (together with its subsidiaries, “Diversicare” or the “Company”) entered into an agreement and plan of merger with DAC Acquisition LLC, a Delaware limited liability company (“Parent”), and DVCR Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Subject to the terms and conditions set forth in the merger agreement, at the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of Company common stock held by the Company as treasury stock or owned by Parent or Merger Sub and (ii) shares of Company common stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares) will be automatically converted into the right to receive cash in an amount equal to $10.10 per share, net of applicable withholding taxes and without interest thereon. The Company's board of directors approved the Merger and directed the Merger be submitted to the stockholders of the Company for adoption. A special meeting of the stockholders will be held on November 18, 2021, to vote on the proposal to adopt the Merger. The Merger requires the approval of a majority of the Company's stockholders and is expected to be completed in the fourth quarter of 2021, subject to such approval by the Company's stockholders.
COVID-19 Update
During 2020 and through the third quarter of 2021, we experienced reduced occupancy at our centers and incurred additional expenses preparing for and responding to the COVID-19 pandemic. During the third quarter of 2021, we incurred $7.2 million of additional healthcare related expenses, inclusive of labor costs and the increased cost of personal protective equipment, testing, and certain other infection control supplies. We anticipate that we will continue to incur additional healthcare related expenses and lost revenue arising from the pandemic. From the beginning of the COVID-19 pandemic through June 30, 2021, we had federal provider relief funds available to be used to offset lost revenue arising from the pandemic. For the third quarter of 2021, we did not have the opportunity to apply provider relief funds to lost revenue under the current guidance. Comparatively, we recognized $6.0 million of provider relief funds related to lost revenue for the second quarter of 2021 and $3.7 million for the third quarter of 2020.
As of September 30, 2021, we have received $51.6 million of provider relief funds. To date, we have recognized $41.1 million of the funds as other operating income, of which $2.3 million was recognized during the third quarter of 2021 to offset increased healthcare related expenses that resulted from the COVID-19 pandemic. We have utilized $2.5 million of provider relief funds to finance capital improvements to prevent the spread of COVID-19. The remaining provider relief funds of $8.1 million as of September 30, 2021, were classified as deferred income on our consolidated balance sheet. Additionally, several of our states have temporarily increased Medicaid and Hospice rates, resulting in $5.0 million of additional patient services revenue during the third quarter of 2021.

The Centers for Disease Control and Prevention (“CDC”) and Centers for Medicare and Medicaid Services (“CMS”) have issued guidance to long-term care facilities to help mitigate the spread of COVID-19, including restrictions on visitation, nonessential workers, and communal activities, among other measures. On May 18, 2020, CMS provided “reopening” recommendations for state and local officials to determine the level of mitigation needed to prevent the transmission of COVID-19 in nursing homes, including criteria for relaxing various restrictions. On March 10, 2021, CMS updated its guidance for visitation in nursing homes to account for the availability of COVID-19 vaccines, further relaxing visitation restrictions while emphasizing the importance of maintaining infection prevention practices. CMS has also announced COVID-19 reporting requirements and focused infection control surveys intended to assess long-term care facility compliance with infection control requirements in connection with the COVID-19 pandemic. CDC guidance includes infection prevention and control practices intended to protect both nursing home residents and healthcare personnel.
Although social contact restrictions have eased across the U.S., some restrictions remain in place, and some states have continued to impose or re-imposed certain restrictions due to increasing rates of COVID-19 cases. CMS has also issued reporting guidelines for our centers to follow. Reporting guidance requires us to notify residents and designated representatives of the occurrence of a single confirmed COVID-19 positive case, any subsequent positive cases, any COVID-19 positive new admission, and/or three or more cases of new onset respiratory symptoms occurring within 72 hours. Our centers remain compliant with regular reporting to the CDC and CMS regarding the number of COVID-19 cases in our centers, patient deaths, and other information. This information is reported in accordance with existing privacy regulations and statutes for the safety and well-being of our residents.
We have taken measures to limit the spread of the virus in our centers, including screening protocols for staff, residents and visitors, and we continue to conduct COVID-19 testing in accordance with CMS guidelines. We are committed to keeping our residents and their designated representatives informed as we continue to navigate COVID-19 in our centers. We will continue to report aggregated COVID-19 data for the company on our website at https://dvcr.com/our-response-to-covid-19/ and provide center specific information on each of our center’s websites.
Third Quarter 2021 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2021	2020
Skilled nursing occupancy	67.2%	66.7%
As a percent of total census:
Medicare census	8.9%	11.7%
Medicaid census	69.2%	66.3%
Managed Care census	5.8%	4.8%
As a percent of total revenues:
Medicare revenues	17.0%	20.7%
Medicaid revenues	48.0%	47.3%
Managed Care revenues	11.3%	10.1%
*Average rate per day:
Medicare	$506.71	$503.75
Medicaid	$188.45	$183.27
Managed Care	$409.75	$430.88

*Excludes COVID-19 stimulus payments

Patient revenues for the third quarter of 2021 were $115.7 million, representing a $2.3 million decrease from the third quarter of 2020. Due to the COVID-19 pandemic, we experienced quarter over quarter decreases in our Medicare, Private and Hospice average daily census, which resulted in a $7.6 million decrease to patient revenues which was partially offset by an increase in our Medicaid average daily census of $2.2 million. Our Medicaid rate also increased quarter over quarter, contributing $1.6 million to patient revenues. During the third quarter of 2021, we recognized $5.0 million of Medicaid and Hospice state stimulus funds and $0.6 million of increased revenue from the suspension of sequestration under the provisions of the CARES Act.
Of the $51.6 million of provider relief funds that we have received to date, we recognized $2.3 million of the funds during the third quarter of 2021 that were classified as other operating income in the Company's results of operations. The provider relief funds that we recognized during the quarter were used to offset increased healthcare-related expenses attributable to COVID-19.
Operating expense decreased as a percentage of revenue to $95.2 million, or 82.2% of revenue, in the third quarter of 2021 from $98.7 million, or 83.7% of revenue, in the third quarter of 2020. We incurred incremental healthcare-related expenses attributable to COVID-19 of $7.2 million, which included increased labor costs, testing and the increased costs of personal protective equipment, and infection control supplies.
Lease expense decreased to $13.3 million in 2021 from $13.5 million in 2020, a decrease of $0.2 million, or 1.9%. The decrease resulted from the Company's transfer of operations for a Florida facility to another operator and the related amendment of a master lease agreement to remove this center and reduce the annual rent expense.
Professional liability expense for the third quarter of 2021 was $1.8 million, representing a decrease of $0.4 million over the third quarter of 2020. Professional liability expense fluctuates from period to period based on the results of our third-party professional liability actuarial studies, the premium costs of purchased insurance, and the costs incurred in defending and settling existing claims.
General and administrative expense was $7.5 million for the third quarter of 2021, representing an increase of $1.0 million over the third quarter of 2020. Increased legal and consulting fees, mostly attributable to the merger transaction, of $1.0 million were the primary driver for the fluctuation.
Continuing operations reported loss before taxes of $3.1 million for the third quarter of 2021, compared to income from continuing operations of $3.4 million for the third quarter of 2020. The income tax benefit was $0.3 million in 2021 compared to the provision for income taxes of $0.2 million in 2020. The basic and diluted loss per common share from continuing operations were both a loss of $0.43 for the third quarter of 2021 compared to income of $0.48 for both basic and diluted income per common share from continuing operations in the third quarter of 2020.
As a result of the COVID-19 pandemic, we have recognized less revenue and increased operating expenses, but we have received additional stimulus funds through the PHSSEF since the start of the pandemic, which have been used and are expected to continue to be used to mitigate the impact of the reduced revenues and increased operating expenses, and any cash flow or liquidity impacts therefrom. Additionally, we recently applied for funding under Phase 4 of the PHSSEF and the American Rescue Plan Rural funding program; however, we do not know whether we will ultimately receive additional payments under these distributions. The Company is unable to fully predict the impact that the COVID-19 pandemic will have on its liquidity, financial condition and results of operations due to numerous uncertainties.
In addition, The Company is expecting to complete the Merger in the fourth quarter of 2021, however, consummation of the Merger is subject to the satisfaction (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger. The Company is unable to fully predict the impact that the timing, completion, or termination of the Merger will have on its liquidity, financial condition and results of operations due to numerous uncertainties.
Conference Call Information
The Company will not hold a 2021 third quarter conference call due to the pendency of the transactions contemplated by the merger agreement.
Additional Information and Where to Find It
This communication relates to the proposed Merger involving the Company and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing of the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each Company stockholder entitled to vote at the special meeting relating to the proposed Merger. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The proposed Merger will be submitted to the Company’s stockholders for their consideration. The Proxy Statement was mailed on or about October 20, 2021, to the Company’s stockholders of record as of the close of business on October 5, 2021. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.DVCR.com or by contacting the Company at Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations.

Participants in the Solicitation
The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company's common stock is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on May 13, 2021. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, was also included in the Proxy Statement and other relevant materials filed or to be filed with the SEC. You may obtain free copies of these documents as described above.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, risks to the Company with respect to the Merger, including: (i) risks associated with the Company’s ability to obtain the stockholder approval or regulatory approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur including in circumstances which would require the Company to pay the termination fee or other expenses; (ii) the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; and (vi) the response of Company stockholders to the merger agreement, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, and the timing, availability, and adoption of effective medical treatments and vaccines, the impact of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, including any obligation of the Company to repay any stimulus payments received under such relief aid, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet the demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, increased regulatory requirements, including unfunded mandatory testing, increased enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, including the Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.
Diversicare provides long-term care services to patients in 61 nursing centers and 7,250 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS:
Current Assets
Cash	$19,257	$30,821
Receivables	51,231	53,691
Self-insurance receivables	328	1,025
Other current assets	8,098	11,724
Total current assets	78,914	97,261

Property and equipment, net	40,682	43,320
Acquired leasehold interest, net	4,802	5,202
Operating lease right-of-use assets	267,766	290,296
Other assets	4,027	3,773
TOTAL ASSETS	$396,191	$439,852

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$1,690	$1,660
Trade accounts payable	15,431	13,901
Current portion of operating lease liabilities	31,174	28,583
Accrued expenses:
Payroll and employee benefits	12,941	15,393
Self-insurance reserves, current portion	12,536	12,665
Deferred income	8,174	25,900
Other current liabilities	13,705	14,743
Total current liabilities	95,651	112,845
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	57,622	58,526
Operating lease liabilities, less current portion	250,505	274,155
Self-insurance reserves, less current portion	14,021	15,476
Government settlement accrual	7,000	8,000
Other noncurrent liabilities	1,562	2,155
Total noncurrent liabilities	330,710	358,312

SHAREHOLDERS’ DEFICIT	(30,170)	(31,305)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$396,191	$439,852

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,
	2021	2020
PATIENT REVENUES, NET	$115,736	$117,965
OTHER OPERATING INCOME	2,344	9,563
OPERATING EXPENSE	95,192	98,706
Facility-level operating income	22,888	28,822

EXPENSES:
Lease and rent expense	13,263	13,524
Professional liability	1,814	2,249
General and administrative	7,515	6,487
Depreciation and amortization	2,365	2,098
Total expenses excluding operating expenses	24,957	24,358
OPERATING (LOSS) INCOME	(2,069)	4,464
OTHER INCOME (EXPENSE):
Interest expense, net	(1,104)	(1,172)
Other income	35	90
Total other expense	(1,069)	(1,082)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,138)	3,382
BENEFIT (PROVISION) FOR INCOME TAXES	279	(209)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(2,859)	3,173
LOSS FROM DISCONTINUED OPERATIONS	(744)	(374)
NET (LOSS) INCOME	$(3,603)	$2,799

NET (LOSS) INCOME PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.43)	$0.48
Discontinued operations	(0.11)	(0.06)
	$(0.54)	$0.42
Per common share – diluted
Continuing operations	$(0.43)	$0.48
Discontinued operations	(0.11)	(0.06)
	$(0.54)	$0.42

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,643	6,577
Diluted	6,643	6,626

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2021	2020
PATIENT REVENUES, NET	$340,366	$356,195
OTHER OPERATING INCOME	22,212	14,711
OPERATING EXPENSE	283,619	289,340
Facility-level operating income	78,959	81,566

EXPENSES:
Lease and rent expense	39,776	40,560
Professional liability	5,381	6,202
General and administrative	21,256	20,125
Depreciation and amortization	7,034	6,663
Total expenses excluding operating expenses	73,447	73,550
OPERATING INCOME	5,512	8,016
OTHER INCOME (EXPENSE):
Interest expense, net	(3,213)	(3,841)
Other income	248	614
Total other expense	(2,965)	(3,227)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,547	4,789
PROVISION FOR INCOME TAXES	(418)	(287)
INCOME FROM CONTINUING OPERATIONS	2,129	4,502
LOSS FROM DISCONTINUED OPERATIONS	(1,350)	(1,004)
NET INCOME	$779	$3,498

NET INCOME PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.32	$0.68
Discontinued operations	(0.20)	(0.15)
	$0.12	$0.53
Per common share – diluted
Continuing operations	$0.31	$0.67
Discontinued operations	(0.20)	(0.15)
	$0.11	$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,619	6,606
Diluted	6,775	6,676

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands and unaudited)

	Nine Months Ended September 30,
	2021	2020
NET INCOME	$779	$3,498
Discontinued operations	(1,350)	(1,004)
Net income from continuing operations	2,129	4,502
Adjustments to reconcile net income from continuing operations to cash (used in) provided by operating activities:
Depreciation and amortization	7,034	6,663
Provision for self-insured professional liability, net of cash payments	96	1,066
Amortization of right-of-use assets	21,074	17,253
Stock-based compensation	288	491
Provision for leases in excess of cash payments	1,456	2,477
Other	(80)	959
Changes in assets and liabilities affecting operating activities:
Receivables	3,157	10,254
Prepaid expenses and other assets	1,821	(6,029)
Trade accounts payable and accrued expenses	(3,279)	(518)
Deferred income	(17,726)	27,157
Operating lease liabilities	(21,059)	(17,246)
Cash (used in) provided by operating activities of continuing operations	(5,089)	47,029
Cash used in operating activities of discontinued operations	(1,350)	(1,004)
Cash (used in) provided by operating activities	(6,439)	46,025

Cash used in investing activities	(4,301)	(3,994)

Cash used in financing activities	(824)	(14,518)

Net (decrease) increase in cash	(11,564)	27,513
Cash beginning of period	30,821	2,710
Cash end of period	$19,257	$30,223

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, ADJUSTED EBITDA AND EBITDAR
(In thousands)

	For Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(3,603)	$2,494	$1,888	$1,661	$2,799
Loss from discontinued operations, net of tax	744	360	246	367	374
Income tax (benefit) provision	(279)	354	343	(818)	209
Interest expense	1,104	1,087	1,022	1,167	1,172
Depreciation and amortization	2,365	2,374	2,295	2,406	2,098
EBITDA	331	6,669	5,794	4,783	6,652

EBITDA adjustments:
Debt retirement costs (a)	—	—	—	247	—
Adjusted EBITDA	$331	$6,669	$5,794	$5,030	$6,652

Lease expense (b)	$13,263	$13,264	$13,249	$13,441	$13,524

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.
(b)	As management, we evaluate EBITDA exclusive of lease expense, or EBITDAR, as a financial valuation metric. For the three month period ended September 30, 2021 EBITDAR is calculated below.

EBITDA	$331
Lease expense	$13,263
EBITDAR	$13,594

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME FOR DIVERSICARE HEALTHCARE
SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS TO ADJUSTED NET (LOSS) INCOME
FOR DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income for Diversicare Healthcare Services, Inc. common shareholders	$(3,603)	$2,494	$1,888	$1,661	$2,799
Adjustments:
Debt retirement costs (a)	—	—	—	247	—
Discontinued operations, net of tax	744	360	246	367	374
Adjusted net (loss) income for Diversicare Healthcare Services, Inc. common shareholders	$(2,859)	$2,854	$2,134	$2,275	$3,173

Adjusted net (loss) income for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(0.43)	$0.43	$0.33	$0.34	$0.48
Diluted	$(0.43)	$0.42	$0.32	$0.33	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,643	6,643	6,573	6,655	6,577
Diluted	6,643	6,752	6,741	6,804	6,626

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, EBITDAR, and Adjusted Net (loss) income, which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net (loss) income adjusted for loss from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for debt retirement costs. We define EBITDAR as EBITDA adjusted for rent expense. We define Adjusted Net (loss) income as Net (loss) income adjusted for debt retirement costs and loss from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, EBITDAR, and Adjusted Net (loss) income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net (loss) income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net (loss) income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included EBITDAR in this press release because we believe that such information is used by certain investors as a measure of the Company’s valuation. We believe that EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2021
	As of September 30, 2021			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,385	2,318	1,836	77.0%	79.2%	8.1%	$45.4	$476.44	$204.00
Kansas	464	464	311	67.1%	67.1%	10.9%	6.9	532.42	185.57
Mississippi	1,039	1,004	761	73.2%	75.8%	12.0%	18.0	480.59	198.94
Missouri	339	339	217	64.0%	64.0%	8.9%	4.3	585.14	155.36
Ohio	403	393	263	65.2%	66.9%	8.8%	6.9	552.48	196.74
Tennessee	775	709	535	69.0%	75.5%	10.3%	13.6	507.44	205.39
Texas	1,845	1,662	950	51.5%	57.1%	6.8%	20.6	559.51	150.26
Total	7,250	6,889	4,873	67.2%	70.7%	9.0%	$115.7	$506.71	$188.45

Note 1:	The Tennessee region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:
These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients, the Medicaid related stimulus of $4.5 million, or the Medicare related stimulus of $2.3 million recognized during the three months ended September 30, 2021.

Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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